                  AGREEMENT FOR PURCHASE AND SALE OF INTERESTS
                          SOUTHEAST MICHIGAN PORTFOLIO

THIS AGREEMENT FOR PURCHASE AND SALE OF INTERESTS (this "Agreement"), is made as of the 26th day of April,  2006  (the  "Effective  Date"),  by and  between  THE
LIGHTSTONE  GROUP,  LLC, a New Jersey  limited  liability  company (as "Buyer"), having its principal office at 326 Third Street, Lakewood, New Jersey 08701; and
HOME PROPERTIES,  L.P., a New York limited  partnership ("Home  Properties") and
HOME  PROPERTIES  WMF I,  LLC,  a New  York  limited  liability  company  ("Home
Properties  WMF";  and  together  with  Home  Properties,  as  "Sellers"),   for
themselves and on behalf of each of the limited  liability  companies  listed on
Schedule 1 attached hereto (each a "Company" and collectively the  "Companies"), each having their principal  office at 850 Clinton Square,  Rochester,  New York
14604.

                              W I T N E S S E T H:

This Agreement is made with reference to the following facts and objectives:

     (a)  Each  Company  owns or will own,  on or prior to  Closing,  a 100% fee simple interest in the corresponding  Property listed next to its name on Schedule 1 attached hereto.

     (b)  Home Properties owns or will own, on or prior to Closing,  100% of the membership  interest in Canterbury Square, LLC, Carriage Hill Venture,
          L.L.C., Carriage Park Associates,  L.L.C., Charter Square, LLC, Cherry
          Hill Village  Venture,  L.L.C.,  Deerfield  Woods Home Properties LLC,
          Fordham Green, LLC,  Greentrees,  LLC, Home Properties  Hampton Court,
          LLC,  Kingsley,  LLC, Macomb  Apartments Home Properties LLC, Oak Park
          Manor, LLC, Southpoint Square, LLC, Home Properties Springwells,  LLC,
          Stephenson House,  LLC, Lakes, LLC and Woodland  Gardens,  LLC, each a
          Michigan or New York limited liability company (collectively,  the "HP
          Companies");  and Home Properties WMF owns or will own, on or prior to
          Closing,  100% of the membership interest in Cherry Hill Club, LLC and
          Scotsdale,   LLC,   each  a   Michigan   limited   liability   company
          (collectively,  the "HP WMF  Companies");  Home Properties  desires to sell 100% of the  membership  interests in each HP Company to Buyer in exchange for cash and Home  Properties WMF desires to sell 100% of the membership  interest in each HP WMF  Company to Buyer in exchange  for cash.

     (c)  Home  Properties  intends  to sell the  interests  in  several  of the
          Companies  in tax deferred  exchanges  pursuant to Section 1031 of the
          Code (defined below).

     (d)  Buyer desires to acquire 100% of the interests in the HP Companies and the HP WMF Companies upon the happening of certain events.

     (e)  Buyer is willing to accommodate  Home  Properties'  need to complete a portion of the  transaction as tax deferred  exchanges,  at no cost or expense to Buyer.

     (f)  As used in this Agreement with initial capital letters,  the following terms, in each instance, shall have the meaning ascribed thereto:

               "Closing"  and "Closing  Date" shall have the  meanings  given to them in Section 13.

               "Code" shall mean and refer to the Internal Revenue Code of 1986, as amended;

               "Company" shall mean and refer to each Company listed on Schedule
               1 individually,  and  "Companies"  shall mean and refer to all of them collectively;

               "Due  Diligence  Period"  shall have the  meaning  given to it in
               Section 11.

               "Earnest  Money  Deposit"  shall have the meaning  given to it in
               Section 19.

               "Environmental  Law" shall mean and refer to any federal,  state, county or municipal  environmental,  health, chemical use, safety or  sanitation  law,  statute,  ordinance or code relating to the protection of the environment, and/or governing the use, storage,
               treatment,  generation,  transportation,   processing,  handling,
               production or disposal of any Hazardous Materials, and the rules, regulations and orders promulgated and/or issued thereunder;

               "Escrow Agent" shall mean and refer to the Title Company.

               "Escrow  Agreement"  shall  mean that  Escrow  Agreement  between
               Escrow  Agent and Buyer,  a form of which is  attached  hereto as
               Exhibit B.

               "Existing  Loan"  shall mean and refer to each loan  secured by a
               Property  as  identified  on  Schedule  4  attached   hereto  and
               "Existing  Loans" shall refer to all of the loans  secured by the
               Properties collectively.

               "Hazardous  Materials"  shall  mean and  refer  to any  hazardous
               substances   described  or  defined  in  (i)  the   Comprehensive
               Environmental  Response,  Compensation and Liability Act of 1980,
               as amended;  (ii) the Hazardous Materials  Transportation Act, as
               amended;  (iii) the Resource  Conservation  and Recovery  Act, as
               amended;  (iv) the Toxic Substances Control Act, as amended;  and
               (v) any applicable state  Environmental Laws, and the regulations promulgated  thereunder,  in each  case,  as at the  date of this
               Agreement;

               "HME" shall mean and refer to Home  Properties,  Inc., a Maryland corporation and general partner of Home Properties;

               "Interests" shall have the meaning given to it in Section 1;

               "Property"  shall mean and refer  individually  and  "Properties"
               shall mean and refer  collectively  to the: (i) the land owned by each Company  (collectively,  the "Land"),  as more  particularly described  on Exhibit A attached  hereto and made a part  hereof,
               together   with  (a)  all   easements,   rights-of-way,   rights,
               privileges, benefits, tenements,  hereditaments and appurtenances thereunto  belonging  or in  anywise  appertaining,  and  (b) all right,  title and interest of the relevant  Company in and to any land lying in the bed of any street,  road, avenue or alley, open or proposed, public or private, in front of, behind, or otherwise adjoining the Land, or any part of the Land,  including,  without limitation, all right, title and interest of the relevant Company in and to (1) any award made after the date of this  Agreement as a result of condemnation,  or in lieu thereof, and (2) any unpaid
               award  as  of  the  date  of  this   Agreement  as  a  result  of
               condemnation, or in lieu thereof; (ii) all buildings, structures, fixtures,  facilities,  installations  and other  improvements of every kind and  description  now or  hereafter  in, on,  over and under the Land  (collectively,  the  "Improvements"),  including, without  limitation,  any and  all  plumbing,  air  conditioning, heating,  ventilating,  mechanical,  electrical and other utility systems, and fixtures, parking lots and facilities,  landscaping, roadways,  fences, mail boxes, sidewalks,  maintenance buildings,
               swimming  pools  and  other  recreational  facilities,   security
               devices,  signs and light  fixtures;  and (iii) in each apartment
               unit  of  each  Property,   one  refrigerator,   one  stove,  one
               dishwasher and any other fixture,  equipment or personal property required  to be  provided  to  residential  tenants  pursuant  to applicable law or regulation;

               "Taxes"  shall mean all  taxes,  charges,  fees,  levies or other
               assessments,   including,  without  limitation,  income,  excise,
               property,  sale,  gross receipts,  employment and franchise taxes imposed by the United  States,  or any  state,  county,  local or foreign government, or subdivision or agency thereof with respect to the assets or the business of each Company,  and including any interest, penalties or additions attributable thereto; and

               "Title  Company"  shall  mean and  refer to Land  America/Lawyers
               Title Insurance Corporation;

NOW,  THEREFORE,  in  consideration  of the  foregoing,  the  mutual  covenants, agreements  and  undertakings  herein  contained,  and other  good and  valuable consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,
Buyer and Home Properties agree as follows:

1.   TRANSFER.

     (a)  Subject to the terms and conditions of this Agreement,  Sellers hereby agree that,  at Closing,  they will  transfer  100% of the  membership interests in the Companies (collectively, the "Interests") to Buyer in exchange for cash.

     (b)  Each Company owns or will own on or prior to Closing all right,  title and interest in and to the following,  which shall remain the property of each Company on and after the Closing Date:

          (i)  all  furniture,  furnishings,   equipment,  machinery  and  other
               tangible  personal  property  and  fixtures  of  every  kind  and description owned by the relevant Company, and used in connection with its  respective  Property (in each  instance,  the "Personal
               Property"),    including,   without   limitation,   all   ranges,
               refrigerators,  disposals,  dishwashers, water heaters, furnaces, air conditioning units and equipment,  carpeting,  traverse rods, drapes and other window  treatments,  exhaust fans,  range hoods, screens,  model unit furniture,  tools, parts, motors,  supplies,
               pool  and  other  recreational  equipment,   cabinets,   mirrors,
               shelving, office equipment, stationery and other office supplies, normal  levels  of  inventory,  vehicles  (schedule  of  vehicles
               included  in  Schedule  7)  and  all   replacements   of,  and/or
               substitutions  for, any of the foregoing  (including any computer equipment and peripherals (including but not limited to monitors, printers,  modems,  keyboards,  firewall equipment; but excluding computer  software and certain  peripherals  to be  identified by
               Home Properties prior to expiration of the Due Diligence  Period)
               including  without  limitation the items  described on Schedule 7 attached hereto;

          (ii) all present and  subsequent  leases with  tenants,  and/or  other occupancy agreements,  together with all pending applications for tenancy pursuant to which any person or entity has a right to use and/or  occupy  any  portion  of any of the  Properties  (in each instance, the "Leases");

          (iii) all service and maintenance contracts and equipment leases, used or useful in connection with the Property, which are not required to  be  terminated  by  Seller,  including,  without  limitation,
               natural  gas  purchase   contracts  and   coin-operated   laundry
               concession leases, all of which are listed on Schedule 3 attached hereto (in each instance, the "Service Contracts");

          (iv) all trademarks,  service marks, logos, trade, assumed or business names and telephone  numbers  related to the use and operation of the Property,  but excluding the name "Home  Properties"  and the
               Home  Properties'  logo and  trademark,  whether used alone or in combination  with  other  words,  (in each  instance,  the "Trade
               Names"),  except that Home Properties makes no  representation or warranty of title or usage with respect to such Trade Names;

          (v)  all other contract rights and intangible property of any kind and
               nature   whatsoever   belonging  or  pertaining  to  or  used  in
               connection  with all or any  part of the  Properties  and/or  the development,  construction,  ownership, use or operation thereof, excluding the Service  Contracts  (collectively,  "Other Contract
               Rights and Intangibles"),  including, without limitation: (1) all
               guaranties   and    warranties,    (2)   all   designs,    plans,
               specifications, engineering drawings and prints, and surveys, (3)
               all development  rights,  entitlements,  licenses,  approvals and agreements belonging, benefiting or pertaining to the Land or the
               Improvements and the development,  construction,  ownership,  use and operating thereof, (4) all comfort letters, reliance letters,
               estoppels,  certificates,   authorizations  and  other  approvals
               pertaining  to all  or  any  portion  of  the  Properties  by any governmental  authority  and  all  applications  for  any  of the foregoing; and

          (vi) the Properties.

     (c)  Notwithstanding  anything to the contrary contained in this Agreement,
          Sellers  shall  take all  steps  necessary  to  assure  that,  at each
          Closing,  the applicable  Company shall not be obligated or liable for the following (each, an "Excluded Liability"):

          (i)  all  Taxes  arising  out of,  relating  to or in  respect  of the
               Properties  or the Company  imposed upon any Company or the Buyer for all taxable periods before the Closing Date;

          (ii) the Required Exceptions; and

          (iii) any undisclosed  liabilities not listed on Schedule 4 which have accrued prior to the Closing Date.

2.   PURCHASE PRICE; DEPOSIT.

          (a)  The aggregate  purchase price ("Purchase Price") payable by Buyer for the  Interests  is Two  Hundred  Thirty-Eight  Million  Seven
               Hundred  Thirty-Eight  Thousand  Five Hundred and No/100  Dollars
               ($238,738,500),  subject to such apportionments,  adjustments and credits as are provided in this Agreement.

          (b)  Buyer  shall make an earnest  money  deposit in the amount of Ten
               Million and 00/100  Dollars  ($10,000,000)  (the  "Earnest  Money
               Deposit"),  within one (1) business day after the Effective Date, to  Escrow  Agent  to be held in  escrow  in an  interest-bearing account in a lending institution  acceptable to Buyer in its sole discretion and otherwise in accordance with the Escrow Agreement.

          (c)  All  payments  hereunder  shall  be  paid  by  wire  transfer  of immediately available federal funds in accordance with the wiring instructions  set forth in Exhibit E  attached  hereto and made a
               part  hereof,   or  in   accordance   with  other  or  additional
               instructions  given to Buyer by written  notice not less than one
               (1) Business Day (as hereinafter  defined) prior to a Closing. As used in this Agreement, "Business Day" shall refer to any date on which  commercial banks are authorized to do business and are not required by law or executive order to close in New York City.

          (d)  Buyer  acknowledges that a portion of the Purchase Price is being paid to Sellers as reimbursement  for the anticipated  prepayment penalties in connection  with the Existing  Loans,  which will be paid off at the applicable Closing.  The amount of the prepayment penalties are currently  estimated to be $3,550,000;  however the actual amount of the prepayment  penalties shall be determined by the payoff  statements  issued by the  lenders at the  applicable
               Closing; provided further, however, that the Purchase Price shall in no event be increased or decreased on account of the amount of such prepayment penalties.

3.   CLOSING COSTS.

Buyer  shall  pay all  recording  fees in  connection  with its  financing,  its attorneys'  fees, the costs of any  non-standard  endorsements  to owners' title policies  (except  the  cost of a  non-imputation  endorsement  which  shall  be
Sellers'  sole  cost  and  expense),  all  costs  related  to any new  financing including loan title policies,  the costs for updating surveys and environmental reports (by  reimbursement to Sellers if Sellers have already paid survey and/or environmental  costs)  and all other  costs  and  expenses  incidental  to or in connection with closing this  transaction  customarily paid for by the purchaser of similar  property.  Home Properties shall pay the costs of obtaining a binder or  commitment  for owners'  policies  of title  insurance  with  respect to the
Properties  from the Title  Company,  the  premium for each such  owner's  title
insurance  policy  including  standard  exceptions  and  standard   endorsements
(including a  non-imputation  endorsement  which shall be Sellers' sole cost and expense),  its attorneys'  fees, all transfer taxes, if any, and all other costs and expenses  incidental  to or in  connection  with  closing  this  transaction customarily paid for by the seller of similar property.

4.   PERMITTED EXCEPTIONS & REQUIRED EXCEPTIONS.

Each Property at Closing shall be subject only to the following (the  "Permitted
Exceptions"):

          (a)  the lien of real estate taxes not yet due and payable;

          (b)  the Leases;

          (c)  the Service Contracts; and

          (d)  easements,  rights-of-way,   covenants,  restrictions  and  other
               matters of record  (other than the Existing  Loans which shall be paid off on or prior to the Closing).

Notwithstanding the foregoing,  (a) Buyer shall be entitled to review and object to the Permitted Exceptions in accordance with Section 12 below; and (b) Sellers shall be obligated to take all actions, bring any proceeding,  make any payments or  otherwise  incur  any  expenses  or  liability  in  order to  eliminate  the following:  (i) satisfy any mortgages and other liens  affecting the  Properties that were  created by  instruments  of record  created  by either  Seller or any
Company,  or  consented by either  Seller or any  Company,  or assumed by either
Seller or any  Company  and which can be  satisfied  by payment of a  liquidated amount,  including,  without  limitation,  the Existing  Loans;  (ii) remove any encumbrances  and easements  placed of record  against the  Properties by either
Seller or any Company  subsequent to the effective date of the applicable  title commitment  furnished to the Buyer except those identified on Schedule 12; (iii)
pay,  discharge or bond any mechanic's or materialman's  liens or judgment liens asserted  against the  Properties  if same were  caused by either  Seller or any
Company;  and (iv) any other  monetary lien against any Property  resulting from any act or omission of either  Seller or any Company  (the items  referred to in clauses  (i),  (ii),  (iii) and (iv) above are  hereinafter  referred  to as the
"Required Exceptions").

5.   OBLIGATIONS AND COVENANTS OF SELLERS AND THE COMPANIES.

     (a)  From the Effective Date to the applicable Closing, Sellers shall cause each Company, with respect to the Property owned by it, to:

          (i)  Maintain,  manage and operate the Property in  substantially  the same  condition  and manner as such  Property is now  maintained, managed and operated.

          (ii) Promptly  provide Buyer with a copy of any notice of violation of any Environmental Law.

          (iii) Maintain in full force and effect all of the existing  insurance policies regarding the Properties.

          (iv) Promptly  deliver  written  notice to Buyer of, and,  defend,  at
               Sellers' and each of the Company's expense,  all actions,  suits, claims,  demands and other proceedings affecting any Property, or the use, possession or occupancy thereof.

          (v)  Promptly  deliver  written  notice  to  Buyer  of any  notice  of condemnation of any Property,  or any portion thereof received by
               Sellers.

          (vi) Maintain all Service Contracts in full force and effect according to their terms; timely make all payments, and observe and perform all obligations to be paid,  observed or performed by the Company thereunder;  and promptly notify Buyer of any receipt or delivery of any notice (including any notice of default) thereunder.

          (vii) Provide  all  services,  repairs  and other work  required to be provided by the landlord under the Leases.

          (viii) Promptly deliver to Buyer a copy of any notice of required work from any company insuring any Property against casualty.

          (ix) Terminate all management  agreements  pertaining to any Property, effective as of the completion of the Closing.

          (x)  Promptly  deliver to Buyer a copy of any notice of any  violation
               (or alleged violation) of any law, ordinance,  order, requirement or regulation of any Federal,  state, county,  municipal or other governmental  department,  agency or  authority  relating  to any
               Property or portion thereof.

          (xi) Promptly  give written  notice to Buyer of the  occurrence of any condition or event which  materially  and  adversely  affects the truth or accuracy of any  representation  or warranty made (or to be made) by any  Company or either  Seller  under or  pursuant to this Agreement.

          (xii) Provide  weekly to Buyer copies of BRAT reports  showing  market rents for apartment units and concession  reports;  and, from and after  expiration  of the Due  Diligence  Period  (provided  this
               Agreement  has not been  terminated  by either  party)  until the
               Closing,  Sellers shall accommodate  Buyer's reasonable  requests with  respect  to asking  rents and  concessions  and other  rent matters.

     (b)  From  the  expiration  of the  Due  Diligence  Period  (provided  this
          Agreement has not been  terminated by either party) until the Closing,
          Sellers shall cause each Company,  with respect to the Property  owned by it the Company,  to not (and shall provide written notice of any of the following to Buyer):

          (i)  Except in the ordinary  course of business,  increase any wage or fringe benefit  payable to any employee at any Property,  without the prior written consent of Buyer in each instance.

          (ii) Without  Buyer's  prior  written  consent  (i) enter into any new lease for an apartment  unit with a first-time  tenant unless the lease is for a period  of no more than one  year;  or (ii)  enter into, amend, renew or extend any Lease for an apartment unit with an existing  tenant  unless the Lease is for a period of not more than one year;

          (iii) Except in the ordinary course of business,  terminate any Lease.
               Ordinary  course of business shall be deemed to include,  without limitation,  non-renewals  of problem  tenants,  commencement  of summary ejectment proceeding where a tenant is more than ten (10)
               days delinquent in the payment of rent,  cases of any Lease where the  tenant  is more than  thirty  (30)  days  delinquent  in the payment of rent, or in which there has been a material  violation of the obligations of tenant.

          (iv) Modify or amend the  present  form of lease in use in  connection with the leasing of apartments  units at the  Properties  without the prior written consent of Buyer.

          (v)  Except in the ordinary course of business of a Company, apply any
               Security  Deposits  against  rent  delinquencies  or other  Lease defaults,  other  than in the case of  tenants  who have  vacated their  apartments  or are currently  involved in litigation  with such Company.

          (vi) Enter into any new  license,  franchise,  concession  or easement agreement  affecting  any  Property,  without  the prior  written consent of Buyer in each instance.

          (vii) Modify,  amend, renew, extend,  terminate or otherwise alter any of the  Service  Contracts,  or  enter  into any new  service  or maintenance contract,  equipment lease or, except in the ordinary course of business,  any purchase  order  affecting any Property, and extending  beyond,  or for any work or improvement which will not be completed and paid for prior to, the Closing,  without the prior written consent of Buyer,  in each instance,  which consent shall  not be  unreasonably  withheld,  conditioned  or  delayed;
               notwithstanding  the foregoing,  Sellers may enter into a service or maintenance  contract,  or equipment lease which is terminable without penalty upon not more than thirty (30) days' notice.

          (viii) Remove from any  Property  any  article of  Personal  Property, except as may be necessary for repairs, or the discarding of worn out or useless items,  provided,  however,  that any such article removed for repairs shall be returned to such  Property  promptly upon  its  repair,  and  shall  remain  a part  of  the  Personal
               Property,  whether  or not such  article  shall be located on any
               Property  at the time of the  Closing,  and any such  article  so discarded shall be replaced with a new or replacement  article of similar quality and utility prior to the Closing.

          (ix) Undertake or commence any material (having the same definition as set forth in Section 17(f) below)  renovations  or alterations at any  Property,  except those  necessary to comply with any of the provisions of this  Agreement,  without the prior written consent of Buyer, in each instance.

          (x)  Initiate,  consent to,  approve or otherwise take any action with respect  to  the  zoning,  or  any  other  governmental  rule  or regulation,  presently  applicable  to  all or  any  part  of any
               Property.

          (xi) Withdraw, settle or otherwise compromise any protest or reduction proceeding  affecting  real  estate  taxes  assessed  against any
               Property  for any fiscal  period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer.  Real estate tax refunds and credits received after the
               Closing for any Property which are attributable (a) to any fiscal period  prior to the fiscal tax year  during  which such  Closing occurs  shall be paid to  Sellers  and (b) to the fiscal tax year during which such Closing  occurs  shall be  apportioned  between
               Sellers and Buyer,  after  deducting  the expenses of  collection thereof,  based  upon the  relative  time  periods  each owns the relevant Property, which obligation shall survive the Closing.

          (xii) Market the Interests  and/or the  Properties to any third party, and, in that regard, each Company will refrain from soliciting or accepting  any offer from any third  party,  or,  engaging in any discussions with any third party  concerning the sale,  refinance or recapitalization of the Interests and/or the Properties.

     (c)  From the  Effective  Date until the Closing,  Sellers shall cause each
          Company,  with respect to the Property owned by it the Company, to not sell, mortgage,  pledge,  hypothecate or otherwise transfer or dispose of all or any  part  of any  Property,  the  Interests,  the  Personal
          Property,  the Leases,  the Service  Contracts,  the Trade Names,  the
          Other Contract Rights and Intangibles or any interest therein,  except in the  case of the  sale or other  disposition  of items of  Personal
          Property to be replaced hereunder.

6.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

     (a)  Each Seller  represents  and  warrants  that each of the  following is true, complete and accurate in all material respects as of the date of this Agreement (and,  except as designated in writing by Sellers at or before  Closing  and  approved  in  writing  by  Buyer,  will be true, complete and accurate in all material respects as of the Closing Date)
          with regard to each Company and its respective Property:

          (i)  Each  Company is or will be prior to Closing a limited  liability company duly  organized,  validly  existing and in good  standing under the laws of the State of Michigan or New York,  as the case may be, has full power and authority to enter into,  and to fully perform and comply with the terms of this  Agreement  and to own, lease and operate the Property and to carry on its business as it is  now  being  conducted.

          (ii) Each Company owns legal and  beneficial  title to its  applicable
               Property,  Personal  Property and Trade Names,  free and clear of all liens, charges and encumbrances, except security interests in connection  with the Existing Loan, as applicable,  which will be paid off at Closing.

          (iii) The  performance  by each Company of the  obligations  hereunder will not conflict with, or result in the breach of, any contract, agreement,  law,  rule or  regulation  to which any  Company is a party, or by which any Company is bound.

          (iv) This Agreement is valid and  enforceable  against each Company in accordance with its terms,  and each instrument to be executed by each  Company  pursuant  to  this  Agreement,  or  in  connection herewith,  will,  when  executed  and  delivered,  be  valid  and enforceable  against each Company in  accordance  with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting creditors', rights generally.

          (v)  No  written  notice  has been  received  by either  Seller or any
               Company  from any  insurer,  or from any  Existing  Lender,  with respect to any defect which materially and adversely  affects the
               Property, or the use or operation thereof,  which remains uncured or uncorrected.

          (vi) Except as set forth on  Schedule  6,  neither any Company nor any
               Seller has received any notice that any Property,  or the current use,  occupation or condition thereof,  violate(s) any applicable
               laws,   orders,   ordinances,   and/or   regulations   from   any
               governmental   authority,   including   without   limitation  any
               Environmental  Law,  or  any  order  of any  governmental  agency relating to any Property  and/or the use and/or  legal  occupancy thereof,  or any applicable deed  restrictions or other covenant, easement or  agreement  pertaining  to any  Property  (including, without limitation, any of the Permitted Exceptions).

          (vii) Other  than  the  Service  Contracts  set  forth in  Schedule  3 attached  hereto,  there are no other  agreements with respect to services or materials  being provided or to be provided to any of the  Properties;  and true and  complete  copies  of all  Service
               Contracts  have been  delivered  to Buyer prior to the  Effective
               Date.

          (viii) Each of the Service  Contracts is in full force and effect;  to
               Seller's  knowledge  Seller  is  not  in  default  of  any of its obligations thereunder;  and no event has occurred that, with the giving  of  notice,  or the  passage  of  time,  or  both,  would constitute a default by either Seller thereunder.

          (ix) Except as set forth on  Schedule  6,  neither any Company nor any
               Seller has received any notice that the current use, operation or occupancy  of any part,  or all,  of any  Property  violates  any applicable certificate of occupancy, operating permit or licenses required by any relevant  governmental  authority  for the lawful use, operation and occupancy of such Property.

          (x)  Except  as set  forth  on  Schedule  5,  there  is no  action  or proceeding pending, or, to the knowledge of each Company and each
               Seller,  threatened,  against a  Company,  or a  Property,  by or before any court or governmental department,  commission,  board, agency or instrumentality;  and any litigation in connection with the actions, proceeding or investigations set forth in Schedule 5 is covered by insurance currently in place by the Sellers.

          (xi) All financial  information  about each Property,  each Seller and each Company  heretofore  or  hereafter  furnished by any Company and/or any Seller to Buyer is, and shall be,  true,  complete and
               correct  in  all  material   respects  as  of  the  date  therein
               specified.

          (xii) Neither any Company  nor any Seller has  received  notice of any
               Federal, state, county or municipal plan to change the highway or road system in the  vicinity of any  Property,  or to restrict or change access from any such highway or road to any  Property,  or notice of any pending  condemnation or eminent domain proceedings relating to or affecting any Property.

          (xiii) To the knowledge of each Company and each Seller,  there are no trade or assumed  names  affecting  or  identifying  any Property other than the Trade Names.

          (xiv) No Company has (1) made a general  assignment for the benefit of its  creditors;  (2) admitted in writing its inability to pay its debts as they mature;  (3) had an attachment,  execution or other judicial  seizure  of any  property  interest  which  remains  in effect;  or (4)  become  generally  unable to meet its  financial obligations as they mature.

          (xv) There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or  recomposition  of any  Company,  or the debts of any Company, under any law relating to bankruptcy, insolvency,  reorganization or the  relief  of  debtors,  or  seeking  the  appointment  of a receiver,  trustee,  custodian or other similar  official for any
               Company or any Property.

          (xvi) The rent roll  delivered  to the Buyer  ("Rent  Roll")  for each
               Property is true,  correct and complete in all material  respects as of the date set forth thereon.

          (xvii) True and complete copies of all Leases have been made available to Buyer.  (xviii)  Except in connection  with the Existing Loans and related  security  interests,  if  applicable,  which will be
               satisfied  at  the  Closings,   the  Company  has  not  assigned,
               mortgaged,  pledged,  hypothecated or otherwise encumbered any of its rights or interests under any of the Leases.

          (xix) The  Rent  Roll  accurately   includes  each  tenant's  name,  a
               description  of the  dwelling  unit  leased by such  tenant,  the amount of rent due monthly  from such  tenant,  the amount of the security deposit, if any, paid by such tenant (collectively,  the
               "Security Deposits"), and the expiration date of the term of such
               Lease.

          (xx) Except as indicated  on the Rent Roll:  (1) each Lease is in full force and  effect;  (2) all rents are being paid and are  current
               (within  15 days of their due  date);  and (3) no tenant has paid any rent for more  than one  month in  advance;  (4) no tenant is
               entitled  to  any  free  rent,   abatement  of  rent  or  similar
               concession.

          (xxi) As of the Effective Date, the Security Deposits under the Leases are as set forth in the Rent Roll.

          (xxii) No brokerage  commission or other  compensation  is payable (or will,  with the passage of time, or  occurrence of any event,  or both, be payable) with respect to any Lease.

          (xxiii) To the knowledge of each Company, such Company has complied in all  material  respects  with  all  of  the  requirements  of the relevant laws regarding the holding of tenant security deposits.

          (xxiv) Except:  (i) for liabilities  and  obligations  incurred in the normal  course  of  business  of each  Company  as  disclosed  in
               Schedule 4 attached  hereto;  and (ii) as otherwise  disclosed in this  Agreement,  each  Company  has  no  material  liability  or obligation of any nature which in any way  materially  affects or is related to any Property or Personal  Property  whether now due or to become due,  absolute,  contingent or otherwise,  including liabilities for taxes (or any interest or penalties thereto).

          (xxv) Each  Seller has caused or will cause all  notices,  reports and returns of Taxes,  if any, of each Seller and each  Company  with respect to pre-Closing  Date periods to be timely filed,  and all income and other tax liability for  pre-Closing  Date periods has been  satisfied  by the Company or, with  respect to  pre-Closing
               Date tax returns not yet prepared and/or filed, will be satisfied by each  Seller.  All such income and other tax returns  were and will be true, correct and complete in all material  respects.  No
               Seller has received written notice of, and has no knowledge of, a pending or threatened  appeal in connection  with any tax returns of any  Company and to each of  Seller's  knowledge  there are no
               pending   or   threatened    audits,    examinations   or   other
               administrative  proceedings in connection with any tax returns of any Company.

          (xxvi) Except as set forth on tax bills for each Property,  which will be provided to Buyer in connection with its due diligence,  there are no special or other  assessments  for public  improvements or otherwise now affecting any Property,  nor, to the best knowledge of each Seller and each  Company,  does such  Company know of (i)
               any  threatened  special   assessments  which  would  affect  any
               Property,  or (ii) any  contemplated  improvements  affecting any
               Property  that may  result in a special  assessment  against  any
               Property.

          (xxvii) The  insurance  certificates  listed in  Schedule  9  attached hereto are the full and complete list of the  insurance  policies regarding each Property and such insurance policies are currently
               in  full   force  and   effect   and  have  not  been   modified,
               supplemented, or amended, except as indicated in such Schedule 9;
               and Seller shall keep and maintain  same in full force and effect until the Closing Date.

          (xxviii) The  insurance  loss run  history  reports  on each  Property listed in Schedule 10 attached  hereto are the full and  complete lists  of  claims  made  during  the  past  three  (3)  years  in connection with each Property.

          (xxix) Attached hereto as Schedule 11 is a true, complete and accurate copy of the Koppy Lease (as defined in Section 34 below).

     (b)  Each Seller  represents  and  warrants  that each of the  following is true,  complete and  accurate as of the  Effective  Date,  and will be true, complete and accurate as of the Closing Date:

          (i)  Home  Properties  is  the  legal  and  beneficial  owner  of  all
               Interests  in the HP  Companies.  Home  Properties  has not sold, transferred,  or encumbered any or all of the Interests in the HP
               Companies  and there does not  currently  exist any  subscription agreement  or other  rights  to  obtain,  control,  or  otherwise encumber  such  Interests.  Home  Properties  holds,  and has the
               complete  and   unrestricted   power  and   authority,   and  the
               unqualified right and legal capacity,  to sell, assign,  transfer and deliver to Buyer,  good and marketable title to the Interests in the HP Companies, free and clear of any and all liens, claims, encumbrances,  voting  rights,  agreements  and  restrictions  on transfer.

          (ii) Home  Properties  WMF is the  legal and  beneficial  owner of all
               Interests in the HP WMF  Companies.  Home  Properties WMF has not
               sold,  transferred,  or encumbered any or all of the Interests in the HP WMF  Companies  and  there  does not  currently  exist any subscription  agreement  or other rights to obtain,  control,  or otherwise encumber such Interests. Home Properties WMF holds, and has the complete and  unrestricted  power and authority,  and the unqualified right and legal capacity,  to sell, assign,  transfer and deliver to Buyer,  good and marketable title to the Interests in the HP WMF  Companies,  free and  clear of any and all  liens, claims, encumbrances,  voting rights, agreements and restrictions on transfer.

          (iii) The Interests are not  represented by a certificate  and are not subject to Article 8 of the Michigan Uniform  Commercial Code. No
               Seller has received written notice of any litigation, arbitration or similar  proceeding that is pending or threatened with respect to the Interests.

          (iv) Home Properties is duly organized,  validly  existing and in good standing  under the laws of the State of New York,  is  qualified and in good  standing  in the State of  Michigan  and has all the requisite  power and  authority  to enter  into and carry out and perform this Agreement, according to its terms, and to own, lease and carry on its business as it is now being conducted.

          (v)  Home  Properties WMF is duly organized,  validly  existing and in good  standing  under  the  laws of the  State  of New  York,  is qualified  and in good  standing in the State of Michigan and has all the requisite power and authority to enter into and carry out and perform this Agreement,  according to its terms,  and to own, lease and carry on its business as it is now being conducted.

          (vi) Neither the  execution  and delivery of this  Agreement,  nor the performance  of this  Agreement  by either  Seller will  conflict with, or result in any breach of, any contract,  agreement,  law, rule or regulation to which either Seller is a party, or by which either Seller is bound.

          (vii) This Agreement has been duly authorized, executed and delivered, and  constitutes  a legal and binding  obligation of each Seller,
               enforceable  in  accordance  with  its  terms,   except  as  such
               enforcement may be limited by bankruptcy and other laws affecting creditors rights generally.

          (viii) Each  instrument  to be executed and delivered by either Seller pursuant to this Agreement, or in connection herewith, will, when executed and  delivered,  be valid and  enforceable  against each
               Seller in accordance with its terms,  except as such  enforcement may be limited by bankruptcy and other laws affecting  creditors'
               rights generally.

          (ix) There is no litigation,  proceeding or investigation pending, or, to the best  knowledge  of each  Seller,  threatened,  against or affecting  either Seller,  that might affect the validity of this
               Agreement, or any action taken, or to be taken, by either Seller, pursuant to this Agreement, or that might have a material adverse effect on the business of either Seller.

          (x)  Home  Properties,  and not any Company or Home Properties WMF, is
               the sole  employer  of each of the  employees  at each  Property.
               Neither Home Properties WMF nor any Company employs or has in the past employed any employees.

          (xi) Schedule 8 of this  Agreement  sets forth the title,  base salary and guaranteed  bonus of each  individual  (each,  an "Employee")
               working at the Properties as of the Effective Date; except as set forth on  Schedule 8 of this  Agreement,  neither  Seller nor any
               Company is a party to any written employment contract with any of the Employees.

          (xii) There  are no  contracts  with any  labor  union or  association representing  any  employees  of any  Company  or  any  employees employed in connection with the Properties.

          (xiii) Each Seller has delivered or will deliver to Buyer, within five
               (5) days after the  Effective  Date,  true,  correct and complete copies of the organizational  documents  (operating agreement and articles of  organization  and all  amendments  thereto) for each
               Company existing as of the Effective Date, as well as the form of
               Articles of Organization and Operating Agreement for each Company not  existing  as of the  date  hereof,  with  remaining  Company organizational documents to be delivered to Buyer within five (5)
               days after expiration of the Due Diligence Period,  provided this
               Agreement has not been terminated.

          (xiv) Each Seller will transfer its  respective  Interests to Buyer at the Closing, free and clear of any liens,  charges,  encumbrances or adverse claims of any kind.

          (xv) At the Closing,  each Company shall own its respective  Property, subject only to the Permitted Exceptions.

          (xvi) Other than as set forth on the balance  sheet to be delivered at the Closing,  as of the Closing Date,  each Company will not have
               any  unpaid  liabilities  (actual  or  contingent,   monetary  or
               non-monetary,  direct  or  indirect,  matured  or  unmatured)  or obligations, whether due or to become due, other than those to be paid at the time of settlement, and real estate taxes and current trade  payables or similar  operating  expenses to be prorated in accordance with the terms of this Agreement.

     (c)  All of the  representations  and  warranties  of each  Seller and each
          Company set forth in this  Agreement  shall be true and correct in all material  respects at the Effective  Date, and (except as disclosed in writing by Sellers at or before the Closing and approved in writing by
          Buyer, in Buyer's sole discretion), all shall be deemed to be repeated at, and as of the Closing  Date,  and shall be true and correct in all material respects as of the Closing Date. In the event Buyer learns of any facts that render any part of any representations or warranties of either Seller or any Company  untrue,  and Buyer fails to exercise its rights  under  Section 9 and 21(a) below then Buyer shall be deemed to have  waived  any right to object  thereto  and  Seller  shall have no indemnification obligation pursuant to Section 7 with respect thereto.

     (d)  As used in this Agreement, the phrase "to the knowledge of the Company or a Seller" or phrases of similar  import mean and are limited to the actual current  knowledge,  without duty of  investigation  except for inquiry of the  regional  property  managers  in charge of each of the
          Properties,  of John Scharlock (Vice President,  Dispositions) and Don
          Denny  (Regional  Vice  President)  (collectively,  the  "Representing
          Parties")  and  not  to  any  constructive  knowledge  of  any  of the foregoing  individuals  or of any  Company,  Home  Properties,  or any affiliates  thereof,  or to any  officer,  agent,  representative,  or employee of Home Properties or HME.

     (e)  Except as expressly  provided in this  Agreement,  Home Properties has
          not  made  any   representations   and/or  warranties   regarding  the
          Properties  or the  Interests,  and,  except as expressly set forth in this Agreement, Buyer shall, at the Closing, accept the Properties and the Interests in "AS IS" condition,  with all faults,  and without any other  representations  or  warranties  of  any  kind,  whether  as to merchantability,  or fitness for a particular  purpose,  or otherwise.
          Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no  responsibility  has been or is assumed by any  Company or Home  Properties  or by any  partner, officer, person, firm, agent or representative acting or purporting to act on behalf of any Company,  Home  Properties as to the condition or repair of any Property or the value,  expense of operation,  or income potential  thereof or as to any other fact or  condition  which has or might affect any Property or the condition,  repair, value, expense of operation or income  potential of any Property or any portion thereof.
          The parties agree that all  understandings  and agreements  heretofore made between them or their respective  agents or  representatives  are merged  in  this  Agreement  and the  schedules  and  exhibits  hereto annexed, which alone fully and completely express their agreement, and neither party is relying upon any statement or  representation  by the other unless such statement or representation is specifically embodied in this Agreement or the exhibits annexed hereto.  Buyer  acknowledges that with respect to the  condition of the  Properties,  and except as expressly  set  forth in this  Agreement,  will rely  solely  upon the results of Buyer's own  inspections or other  information  obtained or otherwise  available to Buyer,  rather than any  information  that may have been provided by any Company or Home  Properties to Buyer.  Buyer acknowledges that it and its representatives  (including environmental consultants,  architects  and  engineers) are to be afforded the right and  opportunity  to  enter  upon  the  Properties  and to  make  such inspections of the Properties and matters related  thereto,  including the conduct of soil, environmental and engineering tests, as Buyer and its representatives desire, subject to the provisions of Section 11 of this  Agreement.  Buyer  represents that it is  knowledgeable  in real
          estate   matters  and  that  upon   completion   of  the   inspections
          contemplated or permitted by this Agreement,  Buyer will have made all of  the  investigations  and  inspections  Buyer  deems  necessary  in connection  with its purchase of the Properties,  and that,  except as expressly  set  forth  in this  Agreement,  approval  by Buyer of such inspections  or failure to terminate  this  Agreement  pursuant to the
          terms  hereof  will  be  deemed  to  be  approval  of  Buyer   without
          reservation  of all  aspects of this  transaction,  including  but not limited to the physical condition of the Properties.

7.   SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION; FUTURE LIABILITIES.

     (a)  All of the  representations  and  warranties  of each  Seller and each
          Company set forth in this Agreement,  including,  without  limitation, the indemnities set forth in subparagraph (b) below, shall survive the
          Closing for a period  equal to six (6) months  following  the Closing, and shall not be deemed to have merged in any  document  delivered  at the Closing.  Any Claim (as defined  subparagraph  (b) below) shall be brought,  if at all,  within six (6) months from the  Closing  Date or thereafter be forever barred.  Neither Seller shall have any liability to Buyer for any Claim (as defined in  subparagraph  (b) below) unless the valid Claims collectively aggregate more than Twenty-Five Thousand and  No/100  Dollars  ($25,000),  in which  event  the full  amount of
          Buyer's actual damages shall be actionable,  up to an aggregate amount
          not  to  in  any  event   exceed  Two  Million   and  No/100   Dollars
          ($2,000,000).  In no event  shall  Buyer be entitled to seek or obtain
          any  other  damages  of  any  kind,   including   without   limitation
          consequential, indirect or punitive damages.

     (b)  Subject to the limitations set forth in subparagraph  (a) above,  each
          Seller,  jointly and  severally,  indemnify,  shall hold  harmless and defend the Buyer and the Companies and their respective successors and
          assigns   from  and   against  any  and  all   demands,   obligations,
          assessments,  losses,  costs,  claims,  liabilities,   judgments,  and
          damages  (including,  without  limitation,  reasonable  attorneys' and accountants' fees and any costs reasonably  incurred in investigating, preparing or defending against or prosecuting any litigation or claim)
          (referred to hereinafter  individually as a "Claim" or collectively as
          "Claims"), relating or attributable to:

          (i)  a material breach of any of the representations and/or warranties of either Seller set forth in this Agreement;

          (ii) any Excluded Liabilities; and

          (iii) the litigation identified on Schedule 5; and

          (iv) any matter that  occurred or any  liability  or  obligation  that accrued with respect to any Property or any Company  prior to the
               Closing Date.

          Subject to the limitations set forth above,  the Sellers shall pay any
          Claim  promptly  upon  demand  for  payment  by Buyer,  together  with evidence reasonably documenting the amount and nature of the Claim and the date of accrual. The foregoing indemnification shall terminate and be of no further  force and effect as of six (6) months  following the
          Closing Date,  except to the extent that there are any pending Claims, in which event this  indemnification  shall  continue  with respect to such pending Claims until the same are fully settled.

     (c)  Notwithstanding anything to the contrary set forth herein, Buyer shall be responsible for all activities,  operations, debts, liabilities and claims  against each  Property and each Company which arise and result from occurrences from and after the Closing.

8.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     (a)  Buyer  represents  and  warrants  that each of the  following is true, complete  and accurate in all  material  respects as of the  Effective
          Date,  and  shall be  true,  complete  and  accurate  in all  material respects as of the Closing:

          (i)  Buyer has all the requisite power and authority to enter into and carry out and perform this Agreement, according to its terms, and to acquire and own the Interests,  and manage each Property after
               Closing.

          (ii) Neither the  execution  and delivery of this  Agreement,  nor the performance  of this  Agreement  by  Buyer,  nor  the  execution, delivery and performance of all other agreements  contemplated by this Agreement,  shall conflict with, or result in any breach of, any contract,  agreement,  law, rule or regulation to which Buyer is a party, or by which Buyer is bound.

          (iii) This  Agreement,   once  duly  executed  and  delivered,   shall
               constitute a legal and binding  obligation of Buyer,  enforceable in accordance with its terms,  except as such  enforcement may be limited by bankruptcy and other laws affecting  creditors  rights generally.

          (iv) Each instrument to be executed and delivered by Buyer pursuant to this Agreement,  or in connection herewith,  shall, when executed
               and  delivered,   be  valid  and  enforceable  against  Buyer  in
               accordance  with its  terms,  except as such  enforcement  may be limited by bankruptcy and other laws affecting creditors,  rights generally.

          (v)  There is no litigation,  proceeding or investigation pending, or, to the best knowledge of Buyer, threatened,  against or affecting
               Buyer that might  affect the validity of this  Agreement,  or any action  taken,  or  to  be  taken,  by  Buyer  pursuant  to  this
               Agreement,  or that might have a material  adverse  effect on the business of Buyer.

     (b)  All of the  representations  and warranties of Buyer set forth in this
          Agreement,  including,  without limitation,  the following  indemnity, shall  survive the Closing,  and shall not be deemed to have merged in any document delivered at the Closing.

     (c)  Buyer agrees to indemnify Sellers,  and hold harmless and defend them, from and against any and all losses, costs, claims, liabilities, taxes
          (including taxes on any indemnification amount), damages and expenses, including, without limitation,  reasonable attorneys' fees, arising as the  result  of  a  breach  of  any  of  the  obligations,  covenants,
          representations   and/or   warranties  of  Buyer  set  forth  in  this
          Agreement.  In no event shall any Seller be entitled to seek or obtain any consequential, indirect or punitive damages.

9.   CONDITIONS TO THE OBLIGATIONS OF BUYER.

     a.   Without  limiting  any of the rights of Buyer  elsewhere  set forth in this Agreement,  it is agreed that the obligations of Buyer under this
          Agreement  to purchase and pay for the  Interests  shall be subject to the  satisfaction  on  or  prior  to  the  Closing  of  the  following conditions ("Buyer's Conditions"):

          (i)  All of the representations and warranties of each Seller and each
               Company set forth in this Agreement  shall be true,  accurate and correct in all  material  respects as of the Closing  Date (as if made on the Closing Date).

          (ii) Each Seller shall have  delivered  all of the documents and other items  required to be delivered by each Seller under the terms of this Agreement.

          (iii) Each Seller shall have  fulfilled  such other  conditions to the
               Closing as are set forth in this Agreement.

     b.   Each of the  Buyer's  Conditions  is for the  benefit  of Buyer,  and, accordingly, any such condition may be waived by Buyer at any time.

     c.   Buyer may not rely on the failure of any  condition  set forth in this
          Section 9 to be  satisfied  if such  failure  was  caused  by  Buyer's failure  to act in good faith or  otherwise  in  accordance  with this
          Agreement.

10.  CONDITIONS TO THE OBLIGATIONS OF SELLERS.

     (a)  Without  limiting any of the rights of Sellers  elsewhere set forth in this  Agreement,  it is agreed that the  obligations  of Sellers under this  Agreement to sell,  transfer,  assign and deliver the  Interests shall be subject to the satisfaction on or prior to the Closing of the following conditions (the "Sellers' Conditions"):

          (i)  All of the  representations  and warranties of Buyer set forth in this  Agreement  shall  be  true,  accurate  and  correct  in all material  respects  as of the  Closing  Date  (as if  made on the
               Closing Date).

          (ii) Buyer shall have  delivered  all of the documents and other items required  to be  delivered  by  Buyer  under  the  terms  of this
               Agreement. (iii) Buyer shall have fulfilled such other conditions to Closing as are set forth in this Agreement.

     (b)  Each  of  Sellers'  Conditions  is for the  benefit  of  Sellers  and, accordingly,  any such condition may be waived by either Seller at any time.

     (c)  Seller may not rely on the failure of any  condition set forth in this
          Section 10 to be  satisfied  if such  failure  was caused by  Seller's failure  to act in good faith or  otherwise  in  accordance  with this
          Agreement.

11.  INSPECTION PERIOD.

Subject to the rights of existing  tenants at the  Property,  Buyer shall have a period  commencing on the Effective  Date hereof and ending on May 12, 2006 at 3
p.m.  Eastern  Standard Time (the "Due Diligence  Period") within which to cause one or more surveyors,  attorneys, engineers, auditors, architects, and/or other experts of its choice to undertake the following  with respect to each Property:
(i) to  inspect  any  document  related  to each  Property,  including,  without limitation,  all Leases  and  related  documents,  working  drawings,  plans and specifications,  surveys, appraisals, engineer's reports, environmental reports, insurance policies,  service contracts,  real estate tax receipts and annual and monthly operating statements, and (ii) to inspect, examine, survey, appraise and obtain  engineering  and inspection  reports with respect to each Property,  and otherwise  to do all  that,  which,  in the  opinion  of Buyer is  necessary  to determine  the  condition  and value of each  Property for the uses  intended by
Buyer;  provided,  however,  that Buyer has received  environmental reports from
Home Properties and Buyer shall not conduct any additional  environmental  study of any Property without the prior written consent of Home Properties.  Buyer may terminate  this  Agreement  for any  reason or no reason  by  written  notice to
Sellers given prior to expiration  of the Due Diligence  Period,  in which event the Earnest  Money  Deposit  shall be returned  immediately  to Buyer,  and this
Agreement  shall,  thereafter,  be deemed null,  void and of no further force or effect,  and neither party shall have any further  rights or  obligations  under
this  Agreement,   except  for  those  provisions  that  expressly  survive  the termination of this Agreement. If not so terminated by Buyer then this Agreement shall  continue in full force and effect  according to its terms and the Earnest
Money Deposit  shall be  nonrefundable  except as otherwise  expressly set forth herein.  Buyer shall be  responsible  for payment of all of the costs of its due
diligence  activities,   including,  without  limitation,  all  engineering  and
environmental  reports and surveys,  and all financial  and Lease audits.  Buyer shall indemnify and hold Home Properties and the relevant  Company harmless from and against any and all loss, claims, damage and expense arising out of entry by
Buyer and its agents onto any Property and any testing performed thereon.  Buyer shall  repair  any  damage  which it may cause as a result of any such entry and testing.  Buyer  shall cause its entry,  inspections  and testing (if any) to be conducted in a manner so as to minimize  disruption  to staff and tenants at the
Properties.

12.  TITLE.

     (a)  At the  Closing  each  Company  shall  hold  fee  simple  title to its
          respective  Property  free  and  clear  of  all  liens,   charges  and
          encumbrances,  except the Permitted  Exceptions.  Nothing set forth in this  subparagraph  shall limit  Buyer's right to review and object to the Permitted Exceptions as set forth in subsection (e) below.

     (b)  The obligation of Buyer to complete the transaction  described in this
          Agreement  is  conditioned  upon the  delivery  to Buyer of an owner's policy of title insurance with respect to each Property insuring that, as of the Closing,  title to each Property is not subject to any liens or encumbrances, other than the Permitted Exceptions.

     (c)  Sellers have delivered to Buyer the current survey of each Property.

     (d)  Sellers have  delivered to Buyer,  at Sellers'  sole cost and expense, with respect to each Property,  a copy of its owner's title  insurance policy and a commitment for an owner's policy of title  insurance from the Title  Company.  Sellers shall deliver to Buyer,  at Sellers' sole cost and expense,  all UCC and other customary searches of Sellers and the Companies within 15 days after the Effective Date.

     (e)  If any title  commitment,  search or survey  discloses  exceptions  to title other than the Permitted  Exceptions,  or any other matter which does not  conform to the  requirements  of this  Agreement,  or if any
          Permitted Exception, in Buyer's reasonable judgment,  renders title to the Property  unmarketable or materially adversely affects the use and operation of the Property as an apartment complex, then Buyer shall so notify Sellers in writing,  such notice to be furnished to Sellers, if at all,  not later than the end of the Due  Diligence  Period  ("Title
          Review Period").

     (f)  Sellers  shall  have the  right,  but not the  obligation  (except  as otherwise set forth below),  within fifteen (15) days from the date of receipt of such notice from Buyer (the "Correction  Period"),  to have each such unpermitted  exception to title removed,  or to correct each such other matter, in each case to the reasonable  satisfaction of the
          Buyer.  Buyer shall have no obligation to close within the  Correction
          Period unless Sellers shall have caused the  unpermitted  exception to be removed or corrected to the reasonable  satisfaction of Buyer.  If,
          within  the  Correction  Period,   Sellers  fail  to  have  each  such
          unpermitted exception removed, or to correct each such other matter as aforesaid,  Buyer may  terminate  this  Agreement  with respect to any affected  Property by notice  given to the other  within  fifteen (15)
          days after the expiration of the Correction  Period and the provisions of Section 33 shall apply. In the event no such termination  notice is given within the aforementioned  period, then Buyer shall be deemed to have terminated this Agreement with respect to the affected  Property.
          Any  exception  to title  (other than a Permitted  Exception),  or any other  matter  which  does not  conform  to the  requirements  of this
          Agreement, to which the Buyer does not object, as aforesaid,  shall be deemed  approved  by Buyer,  and  shall be deemed to be an  additional
          Permitted   Exception.   Notwithstanding   anything  to  the  contrary
          contained  herein,  Sellers  shall be obligated to remove the Required
          Exceptions.

13.  CLOSING.

If this Agreement shall not have been terminated by Sellers or Buyer, for any of the reasons set forth in this Agreement,  and within the time(s) herein limited, the closing of the conveyance of the Interests of the Companies (the  "Closing")
shall  occur on June 14,  2006 (such date being  hereinafter  referred to as the
"Closing Date"). The Closing shall be an escrow-type closing, with documents and funds  delivered to the Title Company,  at such time, or at such other place, as may be mutually agreed upon by the parties.

14.  CLOSING DOCUMENTS.

     (a)  At or prior to the Closing,  Sellers shall deliver to Escrow Agent the following  for each  Company/Property,  each of which shall be in form and substance  reasonably  satisfactory to Buyer:

          (i)  an   owner's   title   affidavit,   and  all  other   affidavits,
               certificates  or  other  documents   reasonably  and  customarily
               required  by the Title  Company  in order to cause it to issue an owner's  title policy for each Property in the form and condition required by this  Agreement,  including,  without  limitation,  a non-imputation endorsement;

          (ii) an update of the Rent Roll pertaining to each Property (including a listing of all delinquent  and prepaid rents,  and all security deposits  (including  all  interest  due to tenants  pursuant  to
               applicable   law),  dated  as  of  (or  as  close  as  reasonably
               practicable  to) the Closing Date, and  represented and certified by  Sellers to be true,  accurate,  complete  and  correct in all material respects;

          (iii) to the  extent in the  possession  of each  Company,  all of the original Leases and Service  Contracts,  such materials to remain at the rental office and need not be brought to closing;

          (iv) all keys to the Property in the possession of each Company, which shall  remain at the  rental  office  and need not be  brought to closing;

          (v)  duly  executed   certificates   of  title,   and  other  transfer
               documents, with regard to any vehicle owned by Sellers;

          (vi) a certified copy of the organizational  documents of each Company
               (any Company whose name includes "Home Properties" may be renamed prior to Closing to omit "Home  Properties,"  and a new name will be selected by Buyer), good standing  certificate and Certificate of Secretary and  Resolutions  of HME evidencing the authority of
               HME, Home  Properties,  Home  Properties  WMF and each Company to close the transaction as described herein and such other evidence of  Sellers'  authority  as  the  Title  Company  may  reasonably request;

          (vii) a letter to each of the tenants in each  Property  advising them of the change of beneficial  ownership of each Property,  and the transfer of the Security Deposits,  and directing that rentals or other payments thereafter be paid to a payee designated by Buyer;

          (viii) such  existing  maintenance  records in regard to the  Property which Buyer may request not later than five (5) days prior to the
               Closing Date (which shall be delivered at the Property);

          (ix) signed notices to each utility service provider,  advising of the change in beneficial ownership of such Property;

          (x)  an  Assignment  and  Assumption of the Interests in each Company, duly executed by the  applicable  Seller,  as the case may be, in
               the  form   attached   hereto  as  Exhibit  D   ("Assignment   of
               Interests");

          (xi) an executed  Post-Settlement  Consultation  Agreement in the form attached hereto as Exhibit C ("Consultation Agreement");

          (xii) an assignment and assumption of all Service Contracts not in the name of the Companies, if necessary ("Assignment of Other Service
               Contracts"); and

          (xiii) a closing statement (the "Closing Statement").

     (b)  At the Closing,  Buyer shall  deliver to Escrow  Agent the  following, each of which shall be in form and substance  reasonably  satisfactory to Sellers:

          (i)  an executed  counterpart  of the  Assignment of Interests and the
               Assignment of Other Service Contracts;

          (ii) an executed counterpart of the Consultation  Agreement,  together with the consideration specified therein;

          (iii) a  receipt  for  the  Security  Deposits   acknowledged  by  the
               deduction described in Section 15(d); and

          (iv) an executed counterpart of the Closing Statement.

15.  ADJUSTMENTS.

     (a)  At the  Closing,  the items  set  forth  below  with  respect  to each applicable  Property/Company  shall  be  adjusted  between  Buyer  and
          Sellers as of the date of the Closing Date (it being  understood  that
          Buyer shall have the benefit of monies received and expenses  incurred on the date of Closing) and shall be paid in cash at Closing:

          (i)  Real  estate  and  personal  property  taxes  on  the  usual  and customary "due date" basis;

          (ii) rents  under  the  Leases  for the  relevant  month,  as and when collected;

          (iii) coin operated laundry concession income;

          (iv) charges for water, sewer,  electricity,  fuel, gas, telephone and other  utilities,  which are not  metered  or  otherwise  charged directly  to  tenants  under  the  Leases;  provided  that if the consumption of any such  utilities is measured by meters,  at the
               Closing  Sellers shall  furnish a current  reading of each meter, and provided,  further,  that if there is not a meter,  or if the meter(s)  cannot  be read by the  relevant  utility  prior to the
               Closing,  the charges  therefore shall be adjusted at the Closing on the basis of the charges for the prior  period for which bills were issued, and shall be further adjusted when the bills for the period including the Closing Date are issued;

          (v)  amounts  paid or  payable  under  the  Service  Contracts  at the
               Closing;

          (vi) any  payments  or other  monetary  consideration  or  inducements received by either  Seller or any Company for  contracts or other agreements,  other than Leases,  entered by either  Seller or any
               Company  prior to the Closing  with respect to any  Property,  if any, which shall be apportioned on the basis of the  amortization of such payments or other monetary  consideration  or inducements over the term of such contracts; and

          (vii) such other amounts as are customarily  adjusted  between parties to similar transactions in the local jurisdiction.

     (b)  Rents  which are due and  payable by any  tenant  under the Leases but uncollected  as of the  Closing  Date  shall  not be  adjusted  at the
          Closing.  All rents  collected  by any Company  after the Closing Date shall  be  applied  first  to any  due  but  unpaid  rentals  accruing subsequent to the Closing Date, and then to any rents past due for the
          calendar   month  in  which  the  Closing  Date  occurs   (subject  to
          adjustment), and then to any rents due and unpaid prior to the Closing
          Date. Subject to the preceding sentence,  all rent collected after the
          Closing for any period  prior to the Closing  shall belong to Sellers, and if paid to Buyer,  Buyer shall promptly send such rent to Sellers, less all reasonable  expenses  incurred by Buyer, if any, in regard to the collection thereof. At the Closing, Sellers shall deliver to Buyer a  schedule  of all such  past  due,  but  uncollected  rents  owed by tenants.  All rents  collected by any Seller or any Company,  prior to the Closing,  for rental period(s)  subsequent to the Closing shall be paid by Sellers or such Company to Buyer at the Closing or deducted as an adjustment at the Closing.  All rents collected by Buyer or Sellers for rental  periods  after the Closing  shall belong to Buyer,  and if paid to any Seller or any Company,  Sellers  shall  promptly send such rent to Buyer.

     (c)  Sellers  shall  provide  Buyer,  no later than five (5) Business  Days prior to the Closing, with all adjustments applicable for the Closing.
          Any adjustment  estimated at the Closing shall be finally  adjusted as soon as practicable after the Closing. Any error in the calculation of apportionments  shall be  corrected  subsequent  to the  Closing  with appropriate  credits  to be given  based upon  corrected  adjustments;
          provided, however, that all adjustments (except as to errors caused by misrepresentation) shall be deemed final upon the expiration of ninety
          (90) days after the Closing Date.

     (d)  Buyer  shall  receive a credit at  Closing  in an amount  equal to the aggregate  amount of the Security  Deposits (with interest as required by applicable law) shown on the updated Rent Roll provided by Sellers.

     (e)  Sellers  shall be  responsible  for, and shall make  arrangements  for payment  of, all amounts  due up to the  Closing  Date for  employees'
          salaries,  accrued  vacation pay,  withholding and payroll taxes,  and other  benefits,  and any management fee affecting any Property or any
          Company  (Sellers  may utilize one or more payroll  periods  after the
          Closing to finalize these  payments).  Buyer shall be responsible  for all such expenses for all employees  hired by Buyer or its  management company commencing upon the Closing Date.

     (f)  In the event any  reserves  or  escrows  held in  connection  with any
          Existing Loan are refunded after the Closing,  such funds shall belong to Sellers, and, if received by Buyer or any Company, such funds shall be immediately delivered to Sellers.

16.  POSSESSION.

Upon  completion of the Closing,  each Company shall remain in full and complete possession of its applicable Property, subject only to the Permitted Exceptions.

17.  CONDEMNATION AND DESTRUCTION.

     (a)  If, prior to the Closing  Date,  any Property or any major part of any
          Property,  is taken by eminent  domain (or is the subject of a pending or contemplated  taking which has not been consummated),  then Sellers shall notify Buyer of such fact ("Taking Notice"). Buyer may terminate this Agreement with respect to any affected Property by written notice to the other given not later than  fifteen  (15)  business  days after receipt of the Taking  Notice and the  provisions  of Section 33 shall apply.  In the event that no such  termination  notice is given within the aforementioned  period,  then Buyer shall be deemed to have agreed to accept  title to any affected  Property  (other than the portion so taken),  without  abatement of the Purchase  Price, in which event the
          Company shall be entitled to receive and keep, and Sellers shall waive all rights to, all amounts awarded, or to be awarded, as the result of the taking.

     (b)  In the event any minor part of any Property is taken by eminent domain
          (or is the subject of a pending or  contemplated  taking which has not been  consummated),  then Sellers shall send a Taking Notice and Buyer shall accept title to any such affected  Property without abatement of the  Purchase  Price and the Company  shall be entitled to receive and keep, and Sellers shall waive all rights to, all amounts  awarded,  or to be awarded, as the result of the taking.

     (c)  If,  prior  to the  Closing  Date,  all or any  material  part  of any
          Property  is  damaged or  destroyed  by fire or other  casualty,  then
          Sellers shall notify Buyer of such fact ("Damage  Notice").  Buyer may terminate  this  Agreement  with respect to any  affected  Property by notice given not later than fifteen (15)  business  days after receipt of the Damage Notice and the provisions of Section 33 shall apply.  In
          the   event  no  such   termination   notice  is  given   within   the
          aforementioned  period,  then Buyer  shall be deemed to have agreed to accept  title  to  any  affected  Property  without  abatement  of the
          Purchase Price, in which event the Company shall receive and keep, and
          Sellers  shall  assign any and all rights to, the  insurance  proceeds awarded or to be  awarded  to Sellers as the result of such  damage or destruction,  giving Buyer a credit at the Closing for any  deductible under the insurance policy, less any amounts paid for restoration.

     (d)  In the event there is damage to or destruction  of an immaterial  part of any Property by fire or other casualty,  such damage or destruction shall, subject to receipt of insurance proceeds,  be repaired promptly by the affected  Company,  and in the event such damage or destruction cannot be fully repaired by the Closing Date,  then Sellers shall have the right to extend the  Closing  Date until such  repairs  shall have been  completed,  not in excess of sixty  (60)  days.  Notwithstanding
          Sellers' election to delay the Closing,  Buyer shall have the right to close on the original Closing Date provided Buyer accepts title to the affected  Property(ies)  without  abatement of the Purchase  Price, in which event the Company  shall  receive  and keep,  and Sellers  shall assign any and all rights to, the insurance  proceeds awarded or to be awarded to Sellers as the result of such damage or destruction, giving
          Buyer a credit at  Closing  for any  deductible  under  the  insurance policy,  less any amounts paid for  restoration.  In the event Sellers does not elect to delay  Closing,  or if the  Closing is  delayed  and
          Sellers is unable to repair the damage or  destruction by the extended
          Closing  Date,  then  Buyer  or Home  Properties  may  terminate  this
          Agreement with respect to any affected  Property and the provisions of
          Section 33 shall apply.  Notwithstanding  the foregoing,  Buyer waives any right to terminate  this Agreement with respect to Oak Park Manor, which has a fire damaged unit, as described in Section 32 below.

     (e)  A "major" part of any  Property  shall be deemed to have been taken by eminent domain (or is the subject of a pending or contemplated  taking which has not been  consummated)  if such taking  shall  result in the loss of any apartment units or shall materially interfere with the use of the  Property as an  apartment  complex,  and a "minor" part of any
          Property  shall be deemed to have been taken if such taking  shall not result in the loss of any  apartment  units  and shall not  materially interfere  with the use of the Property as an apartment  complex (such as a road widening).

     (f)  An  "immaterial"  part of any  Property  shall be  deemed to have been damaged  or  destroyed  if the cost of repair or  replacement  thereof shall be $1,000,000,  or less, and a "material"  part thereof shall be deemed  to have been  damaged  or  destroyed  if the cost of repair or replacement  thereof shall be greater than  $1,000,000.  18.  BROKER'S
          COMMISSION.

Buyer and Sellers each represent to the other that the transaction  described in this Agreement was not brought about or assisted in any way by any broker,  firm or salesman,  or other person or persons acting or functioning  as, or in a role similar to a broker except for CB Richard Ellis ("Broker").  At Closing, Sellers shall pay Broker a  commission  pursuant to a separate  agreement.  Buyer agrees that should any claim be made for a commission or other compensation with regard to this  transaction by any broker claiming  through Buyer,  other than a broker engaged in writing by  Sellers,  Buyer  shall have the sole  responsibility  for paying any such claim,  and shall  indemnify and hold harmless  Sellers from and against any such claim of any such broker,  and all  liabilities and expenses in connection  therewith,  including court costs and attorneys,  fees and expenses.
Sellers  agree  that  should  any  claim  be  made  for a  commission  or  other compensation  with regard to this  transaction  by any broker  claiming  through
Sellers,  other than  Broker or a broker  engaged  in writing by Buyer,  Sellers shall  have  the sole  responsibility  for  paying  any such  claim,  and  shall indemnify and hold harmless Buyer from and against any such claim of any broker, and all liabilities and expenses in connection therewith,  including court costs and attorneys,  fees and expenses.  The provisions of this Section shall survive
Closing and any termination of this Agreement.

19.  EARNEST MONEY DEPOSIT.

At the Closing,  the Earnest Money Deposit shall, at Buyer's option, be returned to Buyer or applied to the Purchase  Price  payable for the  Interests.  As used anywhere in this  Agreement,  the term "Earnest Money Deposit" shall include any interest or earnings thereon.

20.  COOPERATION.

At all times  during the term and  pendency  of this  Agreement,  Sellers  shall cooperate  fully with Buyer (but with no  obligation to incur cost or expense in connection  therewith) in all reasonable manner in providing books,  records and other documentation for review,  including,  without limitation,  all Leases and
related  documents,   working  drawings,  plans  and  specifications,   surveys,
appraisals,  engineer's  reports,  environmental  reports,  insurance  policies, service  contracts,  real estate tax receipts,  and annual and monthly operating statements  relating to each  Property,  and in the possession of, or reasonably available to Sellers.  Subject to existing  tenant  leases,  each Company  shall provide access to its Property for all physical  inspections  required by Buyer.
Buyer  shall  conduct  itself  and its  examinations  in a  manner  to  minimize disruption to the staff and tenants of each Property.

21.  DEFAULTS AND REMEDIES.

     (a)  If Sellers fail or refuse to perform in  accordance  with the terms of this Agreement,  including, without limitation, the failure to satisfy any of Buyer's  Conditions set forth in Section 9, other than due to a default by Buyer under this Agreement or termination of this Agreement by Buyer or Seller pursuant to a right to do so in accordance with the provisions  of this  Agreement,  then  Buyer  shall  have the right to either: (i) sue Sellers and the Companies and seek enforcement of this
          Agreement by decree of specific  performance,  in which event  Sellers shall  reimburse Buyer for its costs and expenses  (including  without limitation  reasonable  attorneys'  fees and  disbursements);  or (ii)
          terminate  this  Agreement,  in which event the Earnest  Money Deposit shall be returned to Buyer, and Buyer shall, in addition,  be entitled to reimbursement by Sellers of all actual  out-of-pocket due diligence and financing costs (including,  without  limitation,  attorney's fees and  disbursements)  incurred by Buyer in connection with the proposed acquisition  and financing of the Interests up to an aggregate  amount
          not  to  in  any  event   exceed  One  Million   and  No/100   Dollars
          ($1,000,000),  after the  payment  of which  this  Agreement  shall be deemed  null,  void,  and of no further  force or effect  between  the parties,  except for such  provisions  that,  pursuant to the terms of this Agreement,  are expressly made to survive the termination of this
          Agreement.

     (b)  If Buyer fails or refuses to perform in  accordance  with the terms of this Agreement,  including, without limitation, the failure to satisfy one or more of Sellers' Conditions set forth in Section 10, other than due to a default by either Seller under this  Agreement or termination of this  Agreement by Buyer or Seller  pursuant to a right to do so in accordance with the provisions of this  Agreement,  then Sellers shall have the right to terminate this Agreement, in which event the Earnest
          Money Deposit shall be forfeited to Sellers and this  Agreement  shall be deemed null,  void,  and of no further force or effect  between the parties,  except for such  provisions  that,  pursuant to the terms of this Agreement,  are expressly made to survive the termination of this
          Agreement.  In that regard, Buyer acknowledges and agrees that (i) the
          Earnest  Money  Deposit  is a  reasonable  estimate  of,  and  bears a reasonable relationship to, the damages suffered and costs incurred by
          Sellers as a result of having  subjected the Interests to the terms of this Agreement; (ii) the actual damages suffered and costs incurred by
          Sellers  as a result  of such  failure  of Buyer to close  under  this
          Agreement  would be extremely  difficult and impractical to determine;
          (iii) Buyer seeks to limit its liability  under this  Agreement to the amount of the Earnest  Money  Deposit in the event this  Agreement  is terminated and the transaction contemplated by this Agreement does not close due to Buyer's failure to close under this  Agreement;  and (iv)
          the Earnest  Money Deposit shall be and  constitute  valid  liquidated damages.

22.  CONFIDENTIALITY.

Prior to  Closing,  both  Sellers  and the Buyer  agree to keep  this  Agreement confidential, and not to disclose its contents to anyone except their respective lenders, legal counsel and accountants, except that Sellers may make such public announcement regarding the transaction contemplated by this Agreement as may, in
its  judgment,   be  required  by  or  appropriate  under  securities  laws  and regulations. Buyer understands that this Agreement may be filed as an exhibit to such  announcement but only if such action is required by applicable  securities laws and  regulations,  and then only to the extent  that it is required by such laws and  regulations.  From and after  expiration of the Due  Diligence  Period
(provided  this  Agreement  has not been  terminated  by either party) until the
Closing,  Sellers shall use  reasonable  efforts to provide draft press releases relating  to the  transaction  described  herein  to Buyer  prior  to  issuance, provided  that Seller shall have no  obligation  to change the press  release or alter the timing of issuance based on any comments received from Buyer.

23.  RISK OF LOSS.

Until  the  Closing,  the  risk  of  loss or  damage  to all or any  part of any
Property,  from fire or other casualty, or from condemnation,  shall be borne by each Company and Sellers, subject to the terms of this Agreement.

24.  NOTICES.

     (a)  All  notices,  demands,  or requests  made and/or  given  pursuant to, under,  or by virtue of this  Agreement must be in writing and sent to the party to which the notice,  demand or request is being made and/or given,  by postage  prepaid,  certified  or  registered  mail,  return receipt  requested,  by  nationally  recognized  courier  service,  by telecopy  with  confirmation  of receipt or by personal  delivery,  as follows:

          (i)  if to the Buyer:

                  THE LIGHTSTONE GROUP, LLC
                  326 Third Street
                  Lakewood, NJ 08701
                  Attention: Mr. Martin J. Sumner
                  Telecopy: (732) 942-2401

                  With copy to:

                  Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, NY 10016
                  Attention: Sheldon Chanales, Esq.
                  Telecopy: (212) 592-1500

          (ii) if to Sellers or any Company:

                  c/o Home Properties
                  850 Clinton Square
                  Rochester, New York 14604
                  Attention:   John Scharlock, Vice President
                  Telecopy:  (585) 546-5433

                  With copy to:

                  Kathleen K. Suher, Esq.
                  c/o Home Properties
                  850 Clinton Square
                  Rochester, New York 14604
                  Telecopy:  (585) 340-5949

     (b)  Any such  notice,  demand  or  request  shall be  deemed  to have been rendered or given on the date of  receipt,  in the case of delivery by courier service,  telecopy or personal delivery, or three (3) business days after mailing.

25.  ASSIGNMENT.

Neither  this  Agreement  nor  any  interest  hereunder  shall  be  assigned  or transferred  by Buyer or Sellers,  except:  (a) as provided in Section 26 below;
and (b) Buyer may assign its rights  hereunder to an affiliate which is owned or controlled by the original Buyer or Buyer's principals,  provided Buyer notifies
Sellers of such assignment not less than ten (10) days prior to the Closing.  In no event may Buyer assign any of its rights hereunder to an unrelated party.

26.  TAX DEFERRED EXCHANGE.

     (a)  Seller has  advised  Buyer of its  intention  to effect  tax  deferred exchanges  pursuant to Section  1031 of the  Internal  Revenue Code in connection  with  the  sale  of the  Interests  in one or  more of the
          Companies.  Seller may  assign  all or part of its  rights  under this
          Agreement  to a  Qualified  Intermediary  of  Seller's  choice for the purpose of completing such  exchanges.  Buyer agrees to cooperate with
          Seller and  Qualified  Intermediary  with respect to such exchange and agrees to  execute  all  documentation  required  to  effectuate  such
          exchange;   provided,   however,  that:  (a)  Buyer  shall  not  incur
          additional  liability or costs as a consequence  of Seller's  exchange activities; (b) Buyer shall not be obligated to delay, or agree to the delay of, the  Closing as a result of Seller's  contemplated  exchange activities;  and (c) Seller shall  indemnify  and hold Buyer  harmless from any and all  liability,  claims,  losses or actions  which  Buyer incurs  or to  which  Buyer  may be  exposed  as a result  of  Buyer's participation  in the contemplated  exchange.  Buyer makes no warranty whatsoever  with respect to the  qualification  of the transaction for tax deferred  exchange  treatment  under  Section 1031 and Buyer shall have no  responsibility,  obligation or liability  with respect to the tax  consequences  to  Seller.  This  Agreement  is not  subject to or
          contingent   upon  Seller's   ability  to  effectuate  a  contemplated
          exchange. In the event any exchange contemplated by Seller should fail to  occur,  for  whatever  reason,  the  sale of the  Interests  shall nonetheless be consummated as otherwise provided in this Agreement.

     (b)  In the  event  that  Buyer  wishes to enter  into a  Section  1031 tax deferred  exchange in connection  with the Interests in one or more of the  Companies,  Sellers  agree to cooperate  with Buyer in connection with such  exchange,  including the execution of such documents as may be reasonably  necessary to effectuate  the same  provided  that:  (a)
          Sellers  shall  not  incur  any  additional  liability  or  cost  as a consequence of Buyer's exchange  activities;  (b) Sellers shall not be obligated to delay,  or agree to the delay of, the Closing as a result of Buyer's  contemplated  exchange;  and (c) Buyer shall indemnify and hold Sellers harmless from any and all liabilities  claims,  losses or actions  which  Sellers  incur or to which Sellers may be exposed as a result of Sellers' participation in the contemplated exchange. Sellers makes no warranty  whatsoever with respect to the qualification of the transaction for tax deferred exchange treatment under Section 1031 and
          Sellers shall have no  responsibility,  obligation  or liability  with respect  to the tax  consequences  to  Buyer.  This  Agreement  is not subject  to  or  contingent  upon  Buyer's  ability  to  effectuate  a contemplated exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever  reason,  the sale of the Interests shall  nonetheless be consummated  as otherwise  provided  herein this
          Agreement.

27.  GOVERNING LAW.

This Agreement  shall be governed,  construed and interpreted in accordance with the  laws of the  State  of  Michigan  applicable  to  contracts  made and to be performed  wholly  within the State of  Michigan  without  giving  effect to the conflicts-of-laws principles thereof.

28.  ENTIRE AGREEMENT; AMENDMENT.

This  Agreement  and the  various  documents  referred  to herein  contains,  or incorporates,  all of the terms  agreed upon between the parties with respect to
the  subject  matter,   and  supersedes  any  and  all  prior  written  or  oral
understandings. This Agreement may not be modified or amended except in, and by, a written instrument executed by the parties hereto.

29.  WAIVER.

No waiver by either party of any failure or refusal of the other party to comply with any of the  obligations of such party hereunder shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

30.  ARTICLE HEADINGS.

The headings of the various  sections of this  Agreement have been inserted only for purposes of convenience,  and are not part of this Agreement,  and shall not be deemed in any  manner to modify,  explain,  qualify  or  restrict  any of the provisions of this Agreement.

31.  MISCELLANEOUS.

     (a)  This Agreement may be executed in several counterparts, each of which, when taken  together,  shall be deemed an original and  constitute one and the same document.

     (b)  This Agreement may be executed by facsimile signature, and delivery by a party hereto of the facsimile signature of such party shall have the same force and effect as the delivery of an original signature of such party.

     (c)  Sellers will use commercially  reasonable  efforts, in accordance with their existing business  practices,  to ensure that at the time of the
          Closing  the  vast  majority  of  apartment   units  are  in  rentable
          condition.  The parties  recognize  that  tenants  move out at various times  and  that it may not be  possible  for all  units  to be  fully prepared at the time of Closing.  Accordingly,  Sellers shall be fully responsible  for insuring  that all units that have been vacated 30 or more days prior to Closing shall be in full rentable condition. In the event that any apartment  unit vacant 30 or more days prior to Closing is not in retable  condition,  Buyer  shall  receive a closing  credit equal to $1,000.  For units  vacated  within 30 days prior to Closing,
          Sellers continue to use commercially reasonable efforts, in accordance with existing business practice,  to prepare such units for subsequent tenancy, however, if any such units are not in full rentable condition at the time of Closing there shall be no credit given to Buyer.

     32.  CERTIFICATE OF OCCUPANCY/PERMITS.

Sellers have applied for certificates of occupancy for the following  Properties
(Carriage Hill,  Carriage Park, Cherry Hill Village,  Cherry Hill Club,  Hampton
Court,  Scotsdale,  Springwells Park) (collectively,  the "Permit  Properties").
Notwithstanding anything to the contrary set forth in this subparagraph,  in the event the relevant  municipality(ies)  will issue a conditional  certificate  of occupancy  which provides that repairs are to be completed  after Closing,  then
Buyer agrees to accept a conditional  certificate of occupancy and will complete such repairs after Closing at its cost and sign any  documentation  requested or required by the municipality(ies) in connection therewith.  Without limiting the foregoing,  the letter requested by the City of Westland regarding Hampton Court post-closing  repairs is attached as Schedule 13 and Buyer hereby agrees to sign and  deliver  the same.  Sellers  shall use their  best  efforts  to obtain  any required  certificates  of  occupancy  for each of the Permit  Properties  on or before  Closing at their cost. In the event a  certificate  of occupancy has not been issued by Closing for any of the Permit Properties, then Sellers shall have the right to extend the Closing  Date by up to thirty (30) days.  In the event a certificate  of occupancy  has not been issued by the extended  Closing Date for any of the Permit Properties,  then Buyer shall have the right to terminate this
Agreement  with  respect  to any  Permit  Property  for  which  certificates  of
occupancy   are  lacking  and  the   provisions   of  Section  33  shall  apply.
Notwithstanding  anything to the contrary set forth herein, Buyer agrees that in the event a certificate of occupancy has not been issued by the extended Closing
Date for the Property  known as  Springwells  Park,  then Buyer shall accept the
Springwells Park Property without a certificate of occupancy.

Notwithstanding  anything to the contrary set forth herein,  Buyer  acknowledges and  agrees  that the fire  unit at Oak Park  Manor may not be  repaired  before
Closing and agrees to accept such fire unit without a certificate of occupancy.

33.  TERMINATION WITH RESPECT TO INDIVIDUAL PROPERTIES.

In the event that this  Agreement  is  terminated  with  respect  to  individual affected  Properties,  pursuant  to  Sections  12, 17 or 32, then Buyer shall be entitled to receive the portion of the Earnest  Money  Deposit  allocated to any such terminated Property, as agreed by Buyer and Sellers, and the Purchase Price shall be reduced by the amount  allocated to any such  terminated  Property,  as agreed by Buyer and Sellers.

34.  ASSUMPTION OF EXISTING OFFICE LEASE.

At Closing, Buyer shall assume Home Properties'  obligations as tenant under the
Lease, dated April 12, 1999, between Koppy-Nemer/Forbes Cohen Associates, L.L.C.
and Home  Properties,  L.P.,  as  amended  by First  Amendment  to Lease,  dated
December 8, 2003, for premises known as Suite 120, 26899  Northwestern  Highway,
Southfield,  Michigan (the "Koppy Lease");  provided,  however, that Sellers (a)
shall obtain any consent from  landlord or any other party  required  under such lease;  and (b)  execute an  indemnification  agreement,  in form and  substance reasonably  acceptable  to Buyer,  where  Sellers  indemnify,  hold harmless and defend Buyer and the Companies and their respective  successors and assigns from and  against  any and all  demands,  obligations,  assessments,  losses,  costs, claims,  liabilities,  judgments,  and damages  (including,  without limitation, reasonable attorneys' and accountants' fees and any costs reasonably incurred in investigating,  preparing or defending  against or prosecuting any litigation or claim),  relating or attributable to the Koppy Lease which occurred prior to the
Closing.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS  WHEREOF,  the parties have executed this Agreement as at the day and year first above written.

                                    BUYER:

                                    THE LIGHTSTONE GROUP, LLC

                                    By:      /s/ Martin J. Sumner
                                             ------------------------------------
                                             Martin J. Sumner
                                             Executive Vice President and COO

                                    SELLER:

                                    HOME PROPERTIES, L.P.

                                    By:     Home Properties, Inc.
                                            General Partner

                                    By:     /s/ John E. Smith
                                            ------------------------------------
                                            John E. Smith, Senior Vice President

                                    HOME PROPERTIES WMF I, LLC

                                    By:     Home Properties, L.P.
                                            Sole Member

                                    By:     Home Properties, Inc.
                                            General Partner

                                    By:     /s/ John E. Smith
                                            ------------------------------------
                                            John E. Smith, Senior Vice President

                                     LIST OF
                             SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1        -        Properties and Companies

Schedule 2        -        Intentionally Deleted

Schedule 3        -        Service Contracts

Schedule 4        -        Liabilities

Schedule 5        -        Litigation

Schedule 6        -        Notices of Violation

Schedule 7        -        Personal Property

Schedule 8        -        Employees

Schedule 9        -        Insurance Certificates

Schedule 10       -        Insurance Loss Run History Reports

Schedule 11       -        Koppy Lease

Schedule 12       -        Easements

Schedule 13       -        Certificates of Occupancy

EXHIBITS

Exhibit A         -        Description of the Land

Exhibit B         -        Form of Deposit Escrow Agreement

Exhibit C         -        Form of Post-Settlement Consultation Agreement

Exhibit D         -        Form of Assignment and Assumption of Interests

Exhibit E         -        Wire Transfer Instructions

        SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF INTERESTS
        ----------------------------------------------------------------

THIS SECOND  AMENDMENT  TO AGREEMENT  FOR  PURCHASE AND SALE OF INTERESTS  (this
"Second  Amendment"),  is made as of the 16th day of May,  2006,  by and between
HOME PROPERTIES,  L.P., a New York limited  partnership ("Home  Properties") and
HOME  PROPERTIES  WMF I,  LLC,  a New  York  limited  liability  company  ("Home
Properties  WMF";  and together with Home  Properties,  as  "Sellers"),  and THE
LIGHTSTONE GROUP, LLC, a New Jersey limited liability company (as "Buyer").

                                    RECITALS
                                    --------

WHEREAS, Sellers and Buyer have entered into that certain Agreement For Purchase and Sale of Interests (South Michigan Portfolio), dated as of April 26, 2006, as amended by that certain  First  Amendment to Agreement  For Purchase and Sale of
Interests, dated as of May 12, 2006 (collectively, the "Contract"), covering the sale and purchase of certain entities as more  particularly  described  therein;
and

WHEREAS,  the  parties  hereto  wish to amend the  Contract as set forth in this
Second Amendment.

NOW,  THEREFORE,  in  consideration of Ten Dollars ($10.00) each to the other in hand paid,  and for other  good and  valuable  consideration,  the  receipt  and sufficiency  of  which is  hereby  acknowledged,  the  parties  hereto  agree as follows:

                                    AGREEMENT
                                    ---------

1.   Definitions. All capitalized terms used in this Second Amendment shall have the same meanings ascribed to them in the Contract, unless otherwise herein defined.

2.   Modifications.  Effective  as of the date  hereof,  the  Contract is hereby modified and amended by:

     (i)  Deleting  Section  2(a) of the Contract  and  replacing  same with the following language:

          " (a) The aggregate purchase price ("Purchase Price") payable by Buyer for the  Interests is Two Hundred  Twenty-Eight  Million Seven Hundred
          Thirty-Eight Thousand Five Hundred and No/100 Dollars  ($228,738,500),
          subject  to  such  apportionments,  adjustments  and  credits  as  are provided in this Agreement."

     (ii) Adding the following at the end of Section 5:

          " (d) From May 16,  2006 until the date that is six (6)  months  after the  Closing,  neither  Sellers nor any  affiliate  of  Sellers,  will directly or  indirectly,  solicit  (except for job postings by Sellers available to the general  public) or hire for  employment any Employee or any  employee  from  any  regional  office  from  which  any of the
          Properties is being managed (but excluding Chris Lang,  Julie Manthey,
          Don Denny,  Marc Dykes and Tina Partridge),  without the prior written consent of the Buyer,  which  consent may be withheld in Buyer's  sole and absolute discretion."

     (iii) Adding the following at the end of Section 7:

          " (d)  Notwithstanding  anything  to the  contrary  set forth  herein,
          Sellers shall be responsible for all litigation  against each Property and each Company which arises or results from occurrences prior to the
          Closing, and each Seller, jointly and severally, shall indemnify, hold harmless and defend the Buyer and the Companies  and their  respective successors  and  assigns  from  and  against  any  Claim  relating  or attributable  thereto.  Notwithstanding  anything to the  contrary set forth  herein,  Sellers  liability  for Claims under this Section 7(d)
          shall be unlimited and shall survive the Closing without limitation."

     (iv) Deleting  the  first  sentence  on  Section  13 of  the  Contract  and replacing same with the following language:

          "If this Agreement shall not have been terminated by Sellers or Buyer, for any of the  reasons  set forth in this  Agreement,  and within the time(s) herein limited, the closing of the conveyance of the Interests of the New  Companies  (the  "Closing")  shall occur on June 23, 2006;
          provided,  however, that Buyer shall be entitled,  upon written notice to the Sellers  given no later than June 23,  2006,  to postpone  such original closing date to no later than June 30, 2006, as to which TIME
          SHALL BE OF THE ESSENCE (such date, as same may be postponed  pursuant to this  Section 13,  being  hereinafter  referred to as the  "Closing
          Date")."

     (v)  Deleting  Section 15(a)(i) of the Contract and replacing same with the following language:

          "  (i)  Real  estate  and  personal   property   taxes  based  on  the
          concurrent fiscal   year  method,   whereby   taxes for   each  taxing
          jurisdiction  are   deemed applicable  to  the  fiscal  year  of  such
          jurisdiction during which the tax is levied;"

     (vi) Adding the following at the end of Section 9:

          " (d) Without  limiting any of the rights of Buyer elsewhere set forth in  this  Agreement  and  in  additional  to  the  Buyer's  Conditions applicable  with respect to the  Property  known as  Springwells  Park
          ("Springwells"), it is agreed that the obligations of Buyer under this
          Agreement to purchase and pay for the Interests  applicable to the New
          Company  holding  fee title to  Springwells  shall be  subject  to the satisfaction  on or prior to the Closing of the  following  conditions
          (the "Springwells Buyer's Conditions"): (i) completion of all life and safety repairs (the "Life/Safety  Repairs") required by the applicable municipality  having  jurisdiction  over Springwells (the "Springwells
          Municipality")  to  such  municipality's  satisfaction  pursuant  to a written notice  thereof;  and (ii) there being no reasonable risk that the  Springwells  Municipality  shall take steps to  prohibit  Buyer's operation of Springwells as a multi-tenant facility for non-completion of  other  repairs  being  required  by such  municipality;  provided, however,  that  if all  the  Springwells  Buyer's  Conditions  are not satisfied on or prior to the Closing,  then the Closing,  with respect to  Springwells  only,  shall be  postponed  for up to sixty (60) days during which time Buyer and Sellers shall work  together,  at Seller's sole cost and expense,  to satisfy the Springwells Buyer's Conditions.
          In such event, the parties shall close the transaction with respect to the Interests in all New Companies  with the exception of  Springwells on the original  Closing Date and the Purchase  Price shall be reduced by the  amount  allocated  to  Springwells,  as  agreed  by Buyer  and
          Sellers,  and the portion of the Earnest  Money  Deposit  allocated to
          Springwells, as agreed by Buyer and Sellers, shall continue to be held in escrow,  to be released at the  Springwells  closing or returned to
          Buyer in the event of  termination  as described in the next sentence.
          If the Springwells  Buyer's  Conditions are not satisfied  within such additional time period, then either party may terminate this Agreement with respect to  Springwells  and the  provisions  of Section 33 shall apply."

     (vii) Deleting  the last  sentence of the first  paragraph of Section 32 of the Contract and replacing same with the following:

          "Notwithstanding anything to the contrary set forth herein but subject to  Section  9(d)  of the  Contract,  in  the  event  the  Springwells
          Municipality shall issue a conditional  certificate of occupancy which provides  that  repairs are to be completed  after the Closing  (other than Life/Safety Repairs which shall remain the Seller's  obligation), then Buyer agrees to accept a conditional certificate of occupancy and will  complete such repairs after the Closing at its cost (except with respect  to  Life/Safety  Repairs  which  shall  continue  to  be  the responsibility  of Sellers)  and sign any  documentation  requested or required by the Springwells Municipality in connection therewith."

     (viii) Adding a new Section 35 as follows:

          "35.  LITIGATION  ASSISTANCE.  With regard to any litigation or claims which relate to periods prior to Closing, including without limitation the  matters  described  on Schedule 5 and  litigation  referred to in
          Section 7, after Closing,  Buyer will cooperate with Sellers and their agents in assisting Sellers to investigate and defend same, at no cost to Buyer.  Without limiting the foregoing,  after Closing,  Buyer will provide Sellers and their agents  reasonable access to the Properties, to documents  and to employees for  consultation  on any such claim or litigation matter."

     (ix) Deleting Schedule 6 of the Contract and replacing same with Schedule 6 attached hereto.

3.   Creation of New Companies.  Sellers  acknowledge  and agree that: (i) on or prior to  Closing,  the fee  ownership  of each of the  Properties  will be transferred to a newly-created Delaware limited liability company, the name and formation  documentation of which shall be in Buyer's sole and absolute discretion  (except  the  Operating  Agreement  which  Buyer  may amend and restate  at  Closing)(the  "New  Companies");  (ii) all  references  in the
     Contract to Seller's obligation to transfer  "Interests" shall refer to the
     "Interests" in the New  Companies;  (iii) all references in the Contract to
     "Company" shall refer to "New Company"; and (iv) prior to Closing, Schedule
     1 to the Contract will be modified to reflect the names of each New Company and Recital (b) to the Contract shall be deemed modified in accordance with the modified Schedule 1.

4.   Board Approval. The Contract, as amended by this Second Amendment, shall be subject to the approval of the board of directors of Home Properties, Inc.,
     ("Board")  to be  obtained  by Sellers  no later than May 18,  2006 at 4 PM
     (Eastern Standard Time) ("Board Approval  Deadline").  If the Board has not
     approved the Contract,  as amended by this Second  Amendment,  prior to the
     Board  Approval  Deadline,  as to which TIME SHALL BE OF THE ESSENCE,  then either party may  terminate  this  Contract and the Earnest  Money  Deposit shall be returned  immediately  to Buyer and  neither  party shall have any further  rights  or  obligations  under  the  Agreement  except  for  those provisions that expressly survive the termination of the Agreement.

5.   Due  Diligence  Period  Ended.  Buyer  hereby  acknowledges  that  the  Due
     Diligence Period described in Section 11 of the Contract has ended.

6.   Title/Survey Objections.  Sellers acknowledge and agree that Buyer reserves all  rights  under the  Contract  with  respect  to the  title  and  survey objections  provided to Sellers in the letter and enclosures  dated May 12,
     2006 from Herrick  Feinstein  LLP,  submitted via facsimile on May 12, 2006 and supplemented via facsimile on May 16, 2006.

7.   No Other Changes. Except as modified by this Second Amendment, the Contract shall remain in full force and effect.

8.   Counterparts. This Second Amendment may be executed in counterparts, all of which,  when taken  together,  shall  constitute  one  original.  Facsimile signatures shall be deemed originals for all purposes.

                  [THE SIGNATURE PAGE FOLLOWS ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.

                              BUYER:

                              THE LIGHTSTONE GROUP, LLC

                              By:      /s/ David Lichtenstein
                                       ------------------------------------
                                       David Lichtenstein
                                       Chairman

                              SELLER:

                              HOME PROPERTIES, L.P.

                              By:      Home Properties, Inc.,
                                       General Partner

                              By:      /s/ John E. Smith
                                       ------------------------------------
                                       John E. Smith, Senior Vice President

                              HOME PROPERTIES WMF I, LLC

                              By:      Home Properties, L.P.,
                                       Sole Member

                              By:      Home Properties, Inc.,
                                       General Partner

                              By:      /s/ John E. Smith
                                       ------------------------------------
                                       John E. Smith, Senior Vice President